Exhibit 99.1

Execution Version

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

STONEMOR GP LLC,

A DELAWARE LIMITED LIABILITY COMPANY

DATED AS OF

MAY 21, 2014

TABLE OF CONTENTS

Page
ARTICLE I
DEFINITIONS AND CONSTRUCTION

Section 1.1	Definitions	1
Section 1.2	Rules of Construction	5

ARTICLE II
ORGANIZATION

Section 2.1	Formation of the Company	6
Section 2.2	Company Name	6
Section 2.3	Term	7
Section 2.4	Purposes and Powers	7
Section 2.5	Place of Business, Agent and Office of the Company	7
Section 2.6	Title to Company Assets	7

ARTICLE III
CAPITAL AND CAPITAL CONTRIBUTIONS

Section 3.1	Membership Interests and Units	8
Section 3.2	Capital Contribution	8
Section 3.3	Sole Member	8
Section 3.4	Pledge of Membership Interests	8
Section 3.5	Issuance of Additional Units	8
Section 3.6	Subsequent Capital Contributions	8
Section 3.7	Loans to the Company	9
Section 3.8	General Provisions regarding Capital Contributions	9
Section 3.9	Limitation on Liability	9

ARTICLE IV
DISTRIBUTIONS

Section 4.1	Distributions Generally	9
Section 4.2	Tax Liability Distributions	9
Section 4.3	Distributions on Dissolution and Winding Up	10
Section 4.4	Limitation on Distributions and Redemptions	10
Section 4.5	Withholding of Taxes	10

ARTICLE V [RESERVED]

ARTICLE VI
COMPENSATION OF THE SOLE MEMBER

Section 6.1	Compensation of the Sole Member	10

i

ii

ARTICLE XI
[RESERVED]

ARTICLE XII
BOOKS OF ACCOUNT, RECORDS AND REPORTS

Section 12.1	Preparation and Maintenance of Books and Records	21
Section 12.2	Company Documentation Requirements	21
Section 12.3	Fiscal Year	22
Section 12.4	Company Funds	22
Section 12.5	Statements	22

ARTICLE XIII
DISSOLUTION AND TERMINATION OF THE COMPANY

Section 13.1	Dissolution	22
Section 13.2	Winding Up and Liquidation	23
Section 13.3	No Recourse	23
Section 13.4	No Deficit Contribution Obligation	23

ARTICLE XIV
AMENDMENTS; POWER OF ATTORNEY

Section 14.1	Amendments Generally	23
Section 14.2	Certain Amendments	23

ARTICLE XV
MISCELLANEOUS

Section 15.1	No Registration of Units	24
Section 15.2	Exhibits	24
Section 15.3	Severability	24
Section 15.4	Successors and Assigns	24
Section 15.5	Governing Law	24
Section 15.6	Counterparts	24
Section 15.7	No Third Party Beneficiaries	24
Section 15.8	Notices	24
Section 15.9	Entire Agreement; Interpretation	25
Schedules and Exhibits:
SCHEDULE A	–	Schedule of the Sole Member
EXHIBIT A	–	Form of Unit Certificate

iii

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

STONEMOR GP LLC

A DELAWARE LIMITED LIABILITY COMPANY

This SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of STONEMOR GP LLC, a Delaware limited liability company (the “Company”), dated as of May 21, 2014 (the “Effective Date”), is adopted, executed and agreed to, for good and valuable consideration, by the Sole Member (as defined below).

WHEREAS, the Company and its then members entered into that certain Amended and Restated Limited Liability Company Agreement dated September 20, 2004 (as amended from time to time thereafter, the “Original Agreement”); and

WHEREAS, as a result of a reorganization involving the Company and its direct and indirect owners, StoneMor GP Holdings LLC owns 100% of the Membership Interests in the Company and is the Sole Member of the Company.

NOW, THEREFORE, the Sole Member hereby amends and restates the Original Agreement in its entirety to read as follows:

ARTICLE I

DEFINITIONS AND CONSTRUCTION

Section 1.1 Definitions. The following definitions shall be applicable to the terms set forth below as used in this Agreement:

“ACII” shall mean American Infrastructure Cemeteries Investors, LLC, a Delaware limited liability company, and any successor thereto.

“Act” shall mean the Delaware Limited Liability Company Act (Delaware General Corporations Code Sections 18-101, et seq.), as it may be amended from time to time, and any corresponding provisions of succeeding law. All references in this Agreement to provisions of the Act shall be deemed to refer, if applicable, to their successor statutory provisions to the extent appropriate in light of the context herein in which such references are used.

“Additional Member” shall have the meaning set forth in Section 3.5.

“Affiliate” shall mean, with respect to any person or entity, any other person or entity that directly or indirectly controls, or is controlled by, or is under common control with, such first party. For the purposes of this definition, “Control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” shall mean this Second Amended and Restated Limited Liability Company Agreement of StoneMor GP LLC, as the same may be amended, supplemented or restated from time to time in accordance with the terms hereof.

“Assignee” shall mean any Person to whom Units have been Transferred in a manner permitted under this Agreement.

“Audit Committee” shall have the meaning set forth in Section 7.9(b).

“Available Cash” shall mean all cash held and owned by the Company less any reserve for the working capital and other foreseeable future needs of the Company, as determined by the Board.

“Board” shall have the meaning set forth in Section 7.1.

“Business Day” shall mean any day, other than a Saturday, Sunday, or federal or Pennsylvania legal holiday.

“Capital Contribution” shall mean the amount of money and/or the fair market value of any property (net of any liabilities encumbering such property that the Company is considered to assume or take subject to under Code Section 752) contributed to the capital of the Company.

“Certificate of Formation” shall mean the certificate of formation for the Company as originally filed in the Office of the Secretary of State of the State of Delaware, as such certificate may be amended from time to time.

“Class A Units” shall have the meaning set forth in Section 3.1.

“Code” shall mean the Internal Revenue Code of 1986, as amended. All references in this Agreement to provisions of the Code shall be deemed to refer, if applicable, to their successor statutory provisions to the extent appropriate in light of the context herein in which such references are used.

“Commission” shall mean the Securities and Exchange Commission.

“Common Units” shall have the meaning set forth in the Partnership Agreement.

“Company” shall mean the limited liability company continuing under this Agreement, notwithstanding changes in its membership.

“Compensation Committee” shall have the meaning set forth in Section 7.9(c).

“Conflicts Committee” shall have the meaning set forth in Section 7.9(d).

“Cumulative Assumed Tax Liability” shall mean, as of any Fiscal Year, the product of (a) the U.S. federal taxable income, a liquidation event, a qualified public offering, the receipt of a guaranteed payment for services by the Sole Member, the issuance of Units to the Sole Member, or the forfeiture or repurchase of Units from the Sole Member) allocated to the Sole Member in such Fiscal Year and all prior Fiscal Years less the U.S. federal taxable loss allocated the Sole Member in such Fiscal Year and all prior Fiscal Years, multiplied by (b) the highest applicable U.S. federal, state and local income tax rate applicable to an individual resident in New York with respect to the character of U.S. federal taxable income or loss allocated by the Company to the Sole Member (e.g., capital gains or losses, dividends, ordinary income, etc.) during each applicable Fiscal Year.

“Director” or “Directors” shall have the meaning set forth in Section 7.2(a).

“Dissolution Event” shall have the meaning set forth in Section 13.1.

“Effective Date” shall have the meaning set forth in the preamble to this Agreement.

“Founders” shall mean Lawrence Miller and William R. Shane, individually, and shall not include their respective estates, heirs, legatees or other Transferees.

“General Partner Interest” shall have the meaning set forth in the Partnership Agreement.

“GP Parent” shall mean StoneMor GP Holdings LLC, a Delaware limited liability company formerly known as CFSI LLC.

“Group Member” shall have the meaning set forth in the Partnership Agreement.

“Incentive Distribution Right” shall have the meaning set forth in the Partnership Agreement.

“Incentive Plans” shall mean any plan or arrangement pursuant to which the Company or the Partnership may compensate its directors, officers, employees, consultants or service providers.

“Indemnitee” shall mean (a) any Person who is or was an Affiliate of the Company (including the Sole Member), (b) any Person who is or was an officer, Director, fiduciary or trustee of the Company or any Affiliate of the Company, (c) any Person who is or was serving at the request of the Board as an officer, director, member, partner, fiduciary or trustee of another Person; provided, that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services; and (d) any Person the Board designates as an “Indemnitee” for purposes of this Agreement.

“Independent Director” shall mean a Director who is not (a) a security holder, officer or employee of the Company, (b) an officer, director or employee of any Affiliate of the Company or (c) a holder of any ownership interest in the Partnership Group other than Common Units and who also meets the independence standards required of directors who serve on an audit committee of a board of directors established by the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder and by the New York Stock Exchange or any national securities exchange on which the Common Units are listed.

“Membership Interest” shall mean the property interest, as opposed to the personal interest, of the Sole Member in the Company and as a holder of Units, including rights to distributions (liquidating or otherwise), allocations, information, all other rights, benefits and privileges enjoyed by the Sole Member (under the Act, this Agreement or otherwise) by virtue of the Units held by the Sole Member; and all obligations, duties and liabilities imposed on the Sole Member (under the Act, this Agreement, or otherwise) by virtue of the Units held by the Sole Member.

“Nominating and Governance Committee” shall have the meaning set forth in Section 7.9(e).

“Officers” shall have the meaning set forth in Section 8.1.

“Operating Company” shall mean StoneMor Operating LLC, a Delaware limited liability company, and any successor thereto.

“Original Agreement” shall have the meaning set forth in the recitals of this Agreement.

“Partnership” shall mean StoneMor Partners, L.P., a Delaware limited partnership, of which the Company is the general partner.

“Partnership Agreement” shall mean the Amended and Restated Agreement of Limited Partnership of the Partnership, as the same may be amended, supplemented or restated from time to time.

“Partnership Group” shall have the meaning set forth in the Partnership Agreement.

“Person” shall mean an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Reserves” shall mean the amount of reserves determined by the Board to provide for the future conduct of the business of the Company, including to provide for any future capital contributions to, or other investments in, the Partnership. In determining the amount of reserves, the Board shall exclude the amount of any anticipated expenses of the Company in its capacity as the general partner of the Partnership for which the Company is entitled to be reimbursed pursuant to the Partnership Agreement.

“Securities Act” shall have the meaning set forth in Section 15.1.

“Sole Member” shall mean StoneMor GP Holdings LLC, a Delaware limited liability company and any successor thereto or any other Person that becomes the Sole Member of the Company.

“Spouse” shall mean the spouse by marriage, whether statutory or common law, of a Person.

“Tax” or “Taxes” shall mean any tax, charge, fee, levy, deficiency or other assessment of whatever kind or nature, including but not limited to, any net income, gross income, profits, gross receipts, excise, or withholding tax imposed by or on behalf of any government authority, together with any interest, penalties or additions to tax.

“Tax Distribution” shall mean for any Fiscal Year, the excess, if any, of (a) the Cumulative Assumed Tax Liability of the Sole Member as of such Fiscal Year, over (b) the amount of distributions made to the Sole Member pursuant to Section 4.1 during such Fiscal Year and all prior Fiscal Years plus the amount of distributions made to the Sole Member pursuant to Section 4.2 with respect to all prior Fiscal Years.

“Tax Distribution Date” shall mean, with respect to each Fiscal Year, March 15 of the first Fiscal Year following the end of such Fiscal Year.

“Tax Return” shall mean any return, election, declaration, report, schedule, return, document, opinion or statement, including any amendments or attachments thereof, which are required to be submitted to any governmental agency having authority to assess taxes.

“Transfer” (and related words) shall mean any sale, assignment, gift (outright or in trust), hypothecation, pledge, encumbrance, mortgage, exchange or other disposition, whether voluntary or involuntary, by operation of law or otherwise, of any Units.

“Transferee” shall mean a Person who receives Units by means of a Transfer.

“Treasury Regulations” shall mean the federal income tax regulations as promulgated by the U.S. Treasury Department, as such regulations may be in effect from time to time. All references in this Agreement to provisions of the Treasury Regulations shall be deemed to refer, if applicable, to their successor regulatory provisions to the extent appropriate in light of the context herein in which such references are used.

“Trustee” shall mean Robert B. Hellman, Jr., in his capacity as Trustee under the Voting and Investment Trust Agreement for the benefit of ACII, and each Transferee of membership interests of ACII directly or indirectly (in a chain of title) from the Trustee, in each case so long as such Person is a member of ACII. For the avoidance of doubt, all references to the Trustee in this Agreement shall be deemed to refer to the Trustee acting in his capacity as the trustee under the Voting and Investment Agreement for the benefit of ACII and not individually.

“Unit” shall mean a Class A Unit.

“Voting and Investment Trust Agreement” shall mean that certain Voting and Investment Trust Agreement dated as of May 9, 2014 by and between ACII and the Trustee for the benefit of ACII, as amended, supplemented or restated from time to time.

Section 1.2 Rules of Construction. The following provisions shall be applied wherever appropriate herein:

(a) terms defined in Section 1.1 have the meanings assigned to them in that Section for purposes of this Agreement;

(b) “herein,” “hereby,” “hereunder,” “hereof,” “hereto” and other equivalent words shall refer to this Agreement as an entirety and not solely to the particular portion of this Agreement in which any such word is used;

(c) “including” means “including without limitation” and is a term of illustration and not of limitation;

(d) all definitions set forth herein shall be deemed applicable whether the words defined are used herein in the singular or the plural;

(e) unless otherwise expressly provided, any term defined herein by reference to any other document shall be deemed to be amended herein to the extent that such term is subsequently amended in such document;

(f) references herein to other documents and agreements shall mean such documents and agreements as amended and restated from time to time;

(g) wherever used herein, any pronoun or pronouns shall be deemed to include both the singular and plural and to cover all genders;

(h) neither this Agreement nor any other agreement, document or instrument referred to herein or executed and delivered in connection herewith shall be construed against any Person as the principal draftsperson hereof or thereof;

(i) the section headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such Section, or in any way affect this Agreement; and

(j) any references herein to a particular Section, Article, Exhibit or Schedule (other than in connection with the Code, the Regulations or the Act) means a Section or Article of, or an Exhibit or Schedule to, this Agreement unless another agreement is specified.

ARTICLE II

ORGANIZATION

Section 2.1 Formation of the Company. Pursuant to and under the Act, the Company was formed as a Delaware limited liability company under the laws of the State of Delaware by the filing of the Certificate of Formation with the Office of the Secretary of State of Delaware. The rights and liabilities of the Sole Member shall be determined pursuant to the Act and this Agreement. To the extent that the rights or obligations of the Sole Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

Section 2.2 Company Name. The name of the Company is “StoneMor GP LLC.” The business of the Company shall be conducted under such name or under such other name or names as the Board may determine from time to time.

Section 2.3 Term. The term of the Company commenced on April 2, 2004, which was the date of filing of the Certificate of Formation and, unless and until the Company is dissolved or merged out of existence, shall continue indefinitely.

Section 2.4 Purposes and Powers.

(a) The purposes of the Company are to act as the general partner of the Partnership as described in the Partnership Agreement and to engage in any lawful business or activity related to the foregoing as the Board shall determine. The Company shall possess and may exercise all the powers and privileges granted by the Act, by any other law or by this Agreement, together with any powers incidental thereto, including such powers and privileges as are necessary or appropriate to the conduct, promotion or attainment of the business, purposes or activities of the Company.

(b) The Sole Member hereby specifically consents to and approves the execution and delivery by the appropriate Officers on behalf of the Company of all loan agreements, guarantees, notes, security agreements or other documents or instruments, if any, as required by any lender providing funds to the Company, the Partnership or the Operating Company and ancillary documents contemplated thereby.

Section 2.5 Place of Business, Agent and Office of the Company. The principal business office of the Company shall be at 311 Veterans Highway, Suite B, Levittown, Pennsylvania, 19056. The Board may at any time and from time to time (i) establish a different principal business office for the Company within or outside of the Commonwealth of Pennsylvania and (ii) establish such additional offices of the Company within or outside the Commonwealth of Pennsylvania as it may from time to time determine to be necessary or appropriate for the conduct of the Company’s or the Partnership’s business and affairs. The Company shall establish a registered office in the State of Delaware, and shall register as a foreign limited liability company and take such other actions as the Board determines to be necessary or appropriate to allow the Company to conduct business in such jurisdictions as the Board determines to be necessary or appropriate. The Company shall designate initial agents for the service of process in the State of Delaware and such other jurisdictions as the Board determines to be necessary or appropriate, and shall maintain the names and business addresses of such agents in the books and records of the Company. The Company may from time to time change the designation of any such party who is to serve as such agent and may provide for additional agents for service in such other jurisdictions as the Board determines to be necessary or appropriate.

Section 2.6 Title to Company Assets. Title to the Company’s assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and the Sole Member shall not have any ownership interest in such Company assets or any portion thereof. Title to any or all of the Company’s assets may be held in the name of the Company or one or more of its Affiliates or one or more nominees, as the Board may determine. All Company assets shall be recorded as the property of the Company in its books and records, regardless of the name in which record title to such Company assets is held.

ARTICLE III

CAPITAL AND CAPITAL CONTRIBUTIONS

Section 3.1 Membership Interests and Units. The Membership Interests in the Company shall be represented by one class of units (“Units”) referred to herein as “Class A Units” with such Units having the rights, powers and privileges as set forth in this Agreement. Ownership of Units shall be evidenced by one or more Unit certificates in the form of Exhibit A attached hereto, but the status of a holder of Units as the Sole Member of the Company shall be exclusively evidenced and determined by entry in the books and records of the Company.

Section 3.2 Capital Contribution. Prior to the Effective Date, the Sole Member made an initial Capital Contribution to the Company.

Section 3.3 Sole Member. As of the Effective Date, the Sole Member owns the number of Class A Units set forth in Schedule A. All such Units and all other Membership Interests issued pursuant to, and in accordance with, the requirements of this Article III shall be fully paid and non-assessable Membership Interests, except as such non-assessability may be affected by Section 18-607 of the Act.

Section 3.4 Pledge of Membership Interests. Any provision to the contrary contained in the Agreement notwithstanding, the Membership Interests may be pledged to any lender or lenders as collateral for the indebtedness, liabilities or obligations of the Company to such lender or lenders, and any such pledged Membership Interests shall be subject to such lender’s or lenders’ rights under any collateral documentation governing or pertaining to such pledge. The pledge of such Membership Interests shall not cause the Sole Member to cease to be the Sole Member or to cease to have the power to exercise any rights or powers of the Sole Member.

Section 3.5 Issuance of Additional Units.

(a) Subject to the approval of the Sole Member, the Company may issue an unlimited number of additional Class A Units to any Person at any time for such consideration as the Board deems appropriate.

(b) If any additional Units are issued hereunder to any Person who is not the Sole Member, any such Person (and such Person’s Spouse, as applicable) shall, as a condition to admission as an additional member (an “Additional Member”), execute and acknowledge such instruments as the Board determines to be necessary or appropriate to effect the admission of such Person as an Additional Member, including, without limitation, the written agreement by such Person (and such Person’s Spouse, as applicable) to become a party to, and be bound by, the provisions of this Agreement. Upon the admission of any Additional Member, the Schedule of the Sole Member attached hereto as Schedule A shall be amended to reflect the admission of such Additional Member.

Section 3.6 Subsequent Capital Contributions. Except as may be required under applicable law, the Sole Member shall not be required to make any subsequent Capital Contribution to the Company.

Section 3.7 Loans to the Company. The Sole Member, directly or through an Affiliate, may at any time or from time to time lend funds to the Company with the consent of the Board. Any such loan shall be repayable by the Company to the Sole Member (or its Affiliate, if applicable) at such date or dates as they may agree, and shall bear interest and carry such other terms as they may agree at a fair market interest rate and terms for similar loans between unaffiliated parties. The Sole Member expressly agrees and acknowledges that nothing in this Section 3.7 shall be deemed to require or otherwise obligate the Sole Member to make any such loan to the Company. A loan by the Sole Member to the Company shall not increase the interest of the Sole Member in the capital of the Company and shall not entitle the Sole Member to any increased share in the Company’s capital, profits or losses.

Section 3.8 General Provisions regarding Capital Contributions. Except as otherwise expressly provided in this Agreement (a) the Sole Member shall have no right to demand or receive a return of its Capital Contribution, (b) under circumstances requiring hereunder a return of any Capital Contribution, the Sole Member shall have no right to demand or receive property other than cash, and (c) the Sole Member shall not receive any interest, salary or draw with respect to its Capital Contribution or its capital account. An unrepaid Capital Contribution is not a liability of the Company or of the Sole Member.

Section 3.9 Limitation on Liability. Except as otherwise required under the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and neither the Sole Member nor any Assignee shall be personally liable for or otherwise obligated with respect to any such debt, obligation or liability of the Company by reason of being the Sole Member or Assignee. The Sole Member and any Assignees agree that the rights, duties and obligations of the Sole Member and Assignees in their capacities as such are only as set forth in this Agreement and as otherwise arise under the Act. Furthermore, the Sole Member and any Assignees agree that the existence of any rights of the Sole Member or Assignee, or the exercise or forbearance from exercise of any such rights shall not create any duties or obligations of the Sole Member or Assignees in their capacities as such, nor shall such rights be construed to enlarge or otherwise alter in any manner the duties and obligations of the Sole Member or Assignees.

ARTICLE IV

DISTRIBUTIONS

Section 4.1 Distributions Generally. Within 10 days after the Company’s receipt from the Partnership of any distribution with respect to the General Partner Interest or the Incentive Distribution Rights, the Company shall distribute all Available Cash to the Sole Member. The Company may, with Board approval, make such other distributions to the Sole Member at such times as determined by the Board. The Company may distribute securities or other Company property in kind. The fair market value of securities or other Company property distributed in kind shall be determined by the Board as of the date any such distribution is elected.

Section 4.2 Tax Liability Distributions. Notwithstanding anything to the contrary in this Article IV, the Company shall, to the extent of Available Cash, make cash distributions to the Sole Member on the Tax Distribution Date with respect to each Fiscal Year to the extent of the required Tax Distribution, if any, of the Sole Member for such Fiscal Year. In addition, the

Company may make advance distributions to the Sole Member on a quarterly basis based upon estimates of the required Tax Distribution in a manner sufficient to permit the Sole Member to satisfy its quarterly estimated tax payment obligations and if the sum of the amount of quarterly tax distributions exceeds the amount of the Tax Distribution the Sole Member shall promptly refund such excess to the Company upon such notice. If on a Tax Distribution Date (or date of a quarterly estimated distribution) there is not sufficient Available Cash to distribute to the Sole Member the full amount of the Sole Member’s Tax Distribution (or quarterly estimate thereof), distributions shall be made to the Sole Member to the extent of the Available Cash, and the Company shall make future distributions as soon as Available Cash becomes available to pay the remaining portion of the Sole Member’s required Tax Distribution (or quarterly estimate thereof).

Section 4.3 Distributions on Dissolution and Winding Up. Upon the dissolution and winding up of the Company, the proceeds of liquidation after the payment of creditors as specified in Section 13.2 shall be distributed to the Sole Member.

Section 4.4 Limitation on Distributions and Redemptions. Notwithstanding any other provision to the contrary in this Agreement, the Company shall not make a distribution to the Sole Member if such distribution would violate the Act or other applicable law, and the Company shall not be obligated to make any dividend or distribution (other than actual or necessary Tax distributions) in respect of, and shall not make any dividend or distribution (other than actual or necessary Tax distributions) in respect of, any Units to the extent (i) such dividend or distribution is prohibited by any agreements, documents or instruments relating to or otherwise evidencing any outstanding indebtedness for borrowed money of the Company or (ii) the Company is prohibited from receiving or obtaining any dividends or distributions from any of its subsidiaries for such purposes under any such agreements, documents or instruments.

Section 4.5 Withholding of Taxes. The Company will withhold Taxes from distributions to the extent required to do so by applicable law. Any amounts so withheld and paid or required to be paid to a Taxing authority will be treated as if they had been distributed to the Sole Member.

ARTICLE V

[RESERVED]

ARTICLE VI

COMPENSATION OF THE SOLE MEMBER

Section 6.1 Compensation of the Sole Member. Except as expressly provided in any written agreement between the Company and the Sole Member, the Sole Member shall not receive any compensation from the Company for services provided to the Company in its capacity as the Sole Member.

ARTICLE VII

MANAGEMENT

Section 7.1 Management of the Company’s Affairs.

(a) As provided in this Agreement, all management powers over the business and affairs of the Company shall be vested exclusively in a board of directors (the “Board”) and, subject to the direction of the Board, the Officers. The Officers and Directors shall constitute “managers” of the Company within the meaning of the Act; provided, however, that the Sole Member has certain consent rights expressly set forth under Section 3.5, Section 7.2, Section 7.11, Section 13.1, Section 13.2 and Section 14.1.

(b) Subject to the consent rights of the Sole Member expressly set forth in Section 7.1(a), neither the Sole Member nor any Assignee, in its capacity as such, shall have any management power over the business and affairs of the Company or actual or apparent authority to enter into contracts on behalf of, or to otherwise bind, the Company.

(c) Except as otherwise specifically provided in this Agreement, the authority and functions of the Board on the one hand and of the Officers on the other shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the General Corporation Law of the State of Delaware. Thus, except as otherwise specifically provided in this Agreement, the business and affairs of the Company shall be managed under the direction of the Board, and the day-to-day activities of the Company shall be conducted on the Company’s behalf by the Officers, who shall be agents of the Company. In addition to the powers that now or hereafter can be granted to managers under the Act and to all other powers granted under any other provision of this Agreement, the Board of Directors (subject to Section 7.13 and Article XIV) and the Officers (subject to Section 7.14, Article VIII and the direction of the Board) shall have full power and authority to do all things on such terms as they may determine to conduct, or cause to be conducted, the business and affairs of the Company.

Section 7.2 Number; Qualification; Election; Tenure.

(a) The number of directors constituting the Board shall be at least three and no more than nine (each a “Director” and collectively, the “Directors”). Such number shall be fixed from time to time pursuant to a resolution adopted by a majority of the Directors. A Director need not be the Sole Member. Each Director shall serve as a member of the Board until the earlier of his resignation, death or removal from office or until his or her successor is duly elected and qualified. The number of Directors constituting the Board as of the Effective Date shall be eight and the Directors as of the Effective Date shall be the following individuals:

Lawrence Miller

William R. Shane

Howard L. Carver

Allen R. Freedman

Robert B. Hellman, Jr.

Martin R. Lautman, Ph.D.

Fenton R. Talbott

Howard T. Slayen

(b) Annually, the successor to each Director shall be elected to hold office for a term expiring at the first anniversary of such election. To be elected as a Director, a natural person must (i)(A) be elected in accordance with Section 7.10 or (B) have been properly nominated for a position as a Director in accordance with Section 7.2(c) and (ii) other than the Founder Director, be elected by the Sole Member. The Sole Member shall be entitled to elect all of the members of the Board; provided however, the Founders acting collectively shall have the right to designate one Director (the “Founder Director”), which Founder Director shall be Lawrence Miller so long as he either serves as the Chief Executive Officer of the Company or desires to serve as a Director and thereafter shall be William R. Shane. For the avoidance of doubt, the only Persons eligible to serve as the Founder Director are the Founders, and if there is a vacancy in the Founder Director’s seat, the rights of the Founder Director hereunder shall be inapplicable.

(c) Before each election of Directors is to be held, the Board shall nominate its slate of persons to be presented for election at such meeting. Other nominations for Directors may be made by the Sole Member, but the Sole Member nominations must be in writing, in proper form and delivered to the Secretary of the Company not less than ten days prior to the election. To be in proper form, the Sole Member nomination must set forth in writing as to each person whom the Sole Member proposes to nominate for election or re-election as a Director all information relating to such person as is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and Rule 14a-11 thereunder (or any successor rule promulgated thereunder).

Section 7.3 Notice. Written notice of all regular meetings of the Board must be given to all Directors at least five calendar days prior to the regular meeting of the Board and two Business Days prior to any special meeting of the Board. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting. A meeting may be held at any time without notice if all the Directors are present or if those not present waive notice of the meeting either before or after such meeting.

Section 7.4 Regular Meetings. The board shall meet at least quarterly, and a regular meeting of the Board shall be held without notice other than this Section 7.4 annually. The Board may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution.

Section 7.5 Special Meetings. Special Meetings of the Board may be called at any time at a request of the Chairman or of any three Directors.

Section 7.6 Action by Consent of the Board. Any action required or permitted to be taken at a meeting of the Board, including at the annual meeting, may be taken without a meeting if a written consent setting forth the action so taken is signed by the number of Directors as is required by this Agreement for approval of the action in question. Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of the Directors at a meeting duly called and held.

Section 7.7 Telephonic Meetings. Directors may participate in any meeting of the Board through the use of any means of conference telephones or similar communications equipment as long as all persons participating can hear one another. A Director so participating shall be deemed to be present in person at the meeting.

Section 7.8 Quorum; Voting Requirement. A majority of the Directors, present in person or participating in accordance with Section 7.7, shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of the Directors present may adjourn the meeting from time to time without further notice. Except as otherwise provided in this Agreement, an act by the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board. The Directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.

Section 7.9 Committees.

(a) The Board may establish committees of the Board. Any such committee, to the extent provided in the resolution of the Board or in this Agreement, shall have and may exercise all powers and authority of the Board in the management of the business and affairs of the Company; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the Sole Member, any action or matter expressly required by this Agreement or the Act to be submitted to the Sole Member for approval; (ii) or adopting, amending or repealing any provision of this Agreement.

(b) The Board shall have an audit committee comprised of three (3) Directors (the “Audit Committee”), all of whom shall be Independent Directors. The Audit Committee shall establish a written audit committee charter in accordance with the rules and regulations of the New York Stock Exchange or any national securities exchange on which the Common Units are listed from time to time, and the Securities and Exchange Commission, as amended from time to time. The Audit Committee shall review the financial statements of the Company and the Partnership, review the external financial reporting of the Partnership, recommend engagement of the Partnership’s independent auditors, review procedures for internal auditing and the adequacy of the Partnership’s internal accounting controls and perform such other related functions as may be directed by the Board from time to time. Each member of the Audit Committee shall satisfy the rules and regulations of the New York Stock Exchange or any national securities exchange on which the Common Units are listed from time to time and the Securities and Exchange Commission, as amended from time to time, pertaining to qualification for service on an audit committee.

(c) The Board shall have a compensation committee comprised of three (3) Directors (the “Compensation Committee”). The Compensation Committee shall be charged with such matters pertaining to the compensation of Directors, Officers and other personnel of the Company, the review, approval and administration of any Incentive Plans put in place by the Company or the Partnership and such other related matters as may be directed by the Board from time to time.

(d) The Board shall have a conflicts committee comprised of no fewer than two Directors (the “Conflicts Committee”), all of whom shall be Independent Directors. The Conflicts Committee may review, and approve or disapprove, transactions in which a potential conflict of interest exists or arises between the Company, or any of its Affiliates (other than a Group Member), on the one hand, and any Group Member, any Partner (as defined in the Partnership Agreement) or any Assignee (as defined in the Partnership Agreement), all in accordance with the applicable provisions of the Partnership Agreement. Any matter approved by the Conflicts Committee in accordance with the provisions, and subject to the limitations, of the Partnership Agreement, shall not be deemed to be a breach of any fiduciary or other duties owed by the Board or any Director to the Company or the Sole Member.

(e) The Board shall have a nominating and governance committee comprised of three (3) Directors (the “Nominating and Governance Committee”). The Nominating and Governance Committee shall be charged with such matters pertaining to recommending Director nominees for election to the Board, advising the Board with respect to appropriate governance practices and such other related matters as may be directed by the Board from time to time. At the direction of the Board, the Nominating and Governance Committee may be combined with the Compensation Committee and the membership of both such committees may comprise the same Directors.

(f) At every meeting of a committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by the committee of any resolution. Any committee may fix the time and place of its meetings unless the Board shall otherwise provide. Notice of such meetings shall be given to each member of the committee at least two calendar days prior to any meeting. The Board shall have power at any time to fill vacancies in, or to change the membership of, any committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not Directors; provided, however, that no such committee shall have or may exercise any authority of the Board.

Section 7.10 Vacancies; Increases in the Number of Directors. Unless otherwise provided by this Agreement, vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or a sole remaining Director, or the Sole Member; and any Director so chosen shall hold office until their successor shall be duly elected and qualified or until their earlier death, resignation or removal.

Section 7.11 Removal. Subject to the next sentence any Director may be removed, with or without cause, by the Sole Member. The Founder Director may be removed, with or without cause, only by the Founders; provided, however, that the Sole Member may remove the Founder Director if the then serving Founder Director has committed an act of moral turpitude that is harmful to the Company and the other Founder is not able or willing to serve or has committed an act of moral turpitude that is harmful to the Company.

Section 7.12 Compensation of Directors. Except as expressly provided in any written agreement between the Company and a Director or by resolution of the Board, no Director shall receive any compensation from the Company for services provided to the Company in its capacity as a Director, except that each Director shall be compensated for attendance at Board meetings at rates of compensation as from time to time established by the Board; provided, however, that the Directors who are also employees of the Company or any Affiliate thereof shall receive no compensation for their services as Directors or committee members. In addition to the foregoing, the members of the Conflicts Committee shall receive such additional compensation as from time to time established by the Board. All the Directors shall be entitled to be reimbursed for out-of-pocket costs and expenses incurred in the course of their service as Directors.

Section 7.13 Restrictions on the Board of Directors’ Authority. Except as otherwise specifically provided in this Agreement or by resolution of the Board, (i) no Director or group of Directors shall have any actual or apparent authority to enter into contracts on behalf of, or to otherwise bind, the Company, nor to take any action in the name of or on behalf of the Company or conduct any business of the Company other than by action of the Board taken in accordance with the provisions of this Agreement, and (ii) no Director shall have the power or authority to delegate to any Person such Director’s rights and powers as a Director to manage the business and affairs of the Company.

Section 7.14 Certain Matters Requiring Board Approval. Except for transactions between or among the Company and one or more Group Members, or between or among two or more Group Members, and except as otherwise directed by the Board, the Company shall neither take nor cause or permit any Group Member to take any of the following actions without the approval of the Board:

(a) any Transfer of any interest in any Group Member;

(b) any consolidation or merger of the Company with or into any other Person, or any liquidation, dissolution or winding-up of the Company;

(c) (i) any consolidation or merger of any Group Member with or into any other Person, (ii) any sale by any Group Member of all or substantially all of its assets or (iii) any liquidation, dissolution or winding-up of any Group Member;

(d) any issuance of any equity securities of any Group Member, or any securities convertible into equity securities of any Group Member, other than in connection with any Incentive Plan;

(e) any acquisition by the Company or any Group Member of any stock or assets of another entity or of capital assets, in a single transaction or a series of related transactions in any 12-month period, for an aggregate purchase price in excess of $2,500,000;

(f) any incurrence by the Company or any Group Member of funded debt in a principal amount in excess of $2,500,000;

(g) any capital expenditure or commitment therefor by the Company or any Group Member in excess of $1,000,000;

(h) any approval of the annual budget for the Company or any Group Member; and

(i) any selection of the firm of independent public accountants that will audit the financial statements of the Company or any Group Member.

Section 7.15 Management of Operating Company.

(a) For so long as GP Parent is the Sole Member, each Director agrees to take such action as a Director as may be necessary to cause the Partnership to elect the following persons as members of the board of directors of the Operating Company: (A) three persons designated by GP Parent, (B) Lawrence Miller (for so long as he shall be an officer of the Company), and (C) such other persons designated by GP Parent.

(b) Following a liquidation of GP Parent, and for so long as the Trustee, ACII or their respective Affiliates hold more than 50% of the then outstanding Units, each Director agrees to take such action as a Director as may be necessary to cause the Partnership to elect the following persons as members of the board of directors of the Operating Company: (A) three persons designated by the Trustee, ACII or their respective Affiliates, (B) Lawrence Miller (for so long as he shall be an officer of the Company), and (C) such other persons designated by the Trustee, ACII or their respective Affiliates.

(c) If any of GP Parent, the Trustee, ACII or their respective Affiliates exercise their respective rights under this Section 7.15, the Directors agree to take such actions as may be necessary to cause the Partnership to elect the additional persons designated by GP Parent, the Trustee, ACII or their respective Affiliates, as the case may be, as members of the board of directors of the Operating Company and to amend the limited liability company agreement of the Operating Company as may be necessary in connection therewith.

ARTICLE VIII

OFFICERS

Section 8.1 Elected Officers. The officers of the Company (the “Officers”) shall be selected by, and serve at the pleasure of, the Board. The Officers shall carry on the day to day activities of the Company and shall have such other authority and duties delegated to each of them, respectively, by the Board from time to time. The Officers shall be a Chairman of the Board, a President and Chief Executive Officer, a Chief Financial Officer, a Chief Operating Officer, a Secretary and such other officers (including Executive Vice Presidents, Senior Vice Presidents and Vice Presidents) as the Board from time to time may elect in accordance with this Article VIII. The Chairman of the Board shall be chosen from among the Directors. All Officers shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article VIII. Any Person may be selected by the Board to hold multiple offices. The Board may from time to time elect such other officers (including one or more Vice Presidents, Controllers, Assistant Secretaries and Assistant Treasurers) as it determines to be necessary or appropriate for the conduct of the business of the Company. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in this Agreement or as may be prescribed by the Board.

Section 8.2 Election and Term of Office. The Officers of the Company shall be elected annually by the Board at the regular meeting of the Board held after the annual election of Directors. If the election of Officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each Officer shall hold office until such person’s successor shall have been duly elected and shall have qualified or until such person’s death or until he shall resign or be removed pursuant to Section 8.8.

Section 8.3 Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board. The Board may also elect a Vice Chairman to act in the place of the Chairman upon his absence or inability to act. The Chairman of the Board shall have the power to enter into binding contracts on behalf of the Company.

Section 8.4 President and Chief Executive Officer. The President and Chief Executive Officer shall be responsible for the general management of the affairs of the Company and shall perform all duties incidental to such person’s office that may be required by law and all such other duties as are properly required of him by the Board. He shall make reports to the Board and the Sole Member and shall see that all orders and resolutions of the Board and of any committee thereof are carried into effect. The President and Chief Executive Officer, if he is also a Director, shall, in the absence of or because of the inability to act of the Chairman of the Board or any Vice Chairman elected by the Board, perform all duties of the Chairman of the Board and preside at all meetings of the Board.

Section 8.5 Chief Operating Officer and Vice Presidents. The Chief Operating Officer and each Executive Vice President and Senior Vice President and any other Vice President shall have such powers and shall perform such duties as shall be assigned to him by the Board.

Section 8.6 Chief Financial Officer and Assistant Treasurers. The Chief Financial Officer shall act as the Chief Financial Officer of the Company and shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Chief Financial Officer shall cause the funds of the Company to be deposited in such banks as may be authorized by the Board, or in such banks as may be designated as depositories in the manner provided by resolution of the Board. The Chief Financial Officer shall, in general, perform all duties incident to the office of the Chief Financial Officer and shall have such further powers and duties and shall be subject to such directions as may be granted or imposed from time to time by the Board. Assistant Treasurers shall have such of the authority and perform such of the duties of the Chief Financial Officer as may be provided in this Agreement or assigned to them by the Board or the Chief Financial Officer. Assistant Treasurers shall assist the Chief Financial Officer in the performance of the duties assigned to the Chief Financial Officer, and in assisting the Chief Financial Officer, each Assistant Treasurer shall for such purpose have the powers of the Chief Financial Officer. During the Chief Financial Officer’s absence or inability to act, the Chief Financial Officer’s authority and duties shall be possessed by such Assistant Treasurer or Assistant Treasurers as the Board may designate.

Section 8.7 Secretary and Assistant Secretaries. The Secretary shall keep or cause to be kept, in one or more books provided for that purpose, the minutes of all meetings of the Board, the committees of the Board and written consents of the Sole Member. The Secretary shall see that all notices are duly given in accordance with the provisions of this Agreement and as required by law; shall be custodian of the records and the seal of the Company and affix and attest the seal to all documents to be executed on behalf of the Company under its seal; and shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general, shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Board. Assistant Secretaries shall have such of the authority and perform such of the duties of the Secretary as may be provided in this Agreement or assigned to them by the Board or the Secretary. Assistant Secretaries shall assist the Secretary in the performance of the duties assigned to the Secretary, and in assisting the Secretary, each Assistant Secretary shall for such purpose have the powers of the Secretary. During the Secretary’s absence or inability to act, the Secretary’s authority and duties shall be possessed by such Assistant Secretary or Assistant Secretaries as the Board may designate.

Section 8.8 Removal. Any Officer elected by the Board may be removed by the affirmative vote of a majority of the Board. No elected Officer shall have any contractual rights against the Company for compensation by virtue of such election beyond the date of the election of such person’s successor, such person’s death, such person’s resignation or such person’s removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

Section 8.9 Vacancies. A newly created elected office and a vacancy in any elected office because of death, resignation or removal may be filled by the Board for the unexpired portion of the term at any meeting of the Board.

Section 8.10 Compensation. The Officers shall receive such compensation for their services as may be designated by the Compensation Committee. In addition, the Officers shall be entitled to be reimbursed for out-of-pocket costs and expenses incurred in the course of their service hereunder.

Section 8.11 Powers of Attorney. The Company may grant powers of attorney or other authority as appropriate to establish and evidence the authority of the Officers and other Persons.

Section 8.12 Delegation of Authority. Unless otherwise provided by this Agreement or by resolution of the Board, no Officer shall have the power or authority to delegate to any Person such Officer’s rights and powers as an Officer to manage the business and affairs of the Company.

ARTICLE IX

STANDARDS OF CONDUCT, LIABILITY AND INDEMNIFICATION

Section 9.1 Standards of Conduct and Fiduciary Duties.

(a) In causing the Company to make a determination or take or decline to take any action in its capacity as the general partner of the Partnership as opposed to in its individual capacity, an Indemnitee shall act in accordance with Article VII of the Partnership Agreement and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated hereby or under the Act or any other law, rule or regulation.

(b) In causing the Company to make a determination or take or decline to take any action in its individual capacity as opposed to in its capacity as the general partner of the Partnership, then, unless another express standard is provided for in this Agreement, an Indemnitee shall act in good faith and shall not be subject to any other or different standards imposed by this Agreement, any other agreement contemplated hereby or under the Act or any other law, rule or regulation. In order for a determination or other action affecting the Company to be in “good faith” for purposes of this Agreement, an Indemnitee must reasonably believe that the determination or other action is in the best interests of the Company.

(c) To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Company, to the Partnership, or to the Sole Member, an Indemnitee acting under this Agreement shall not be liable to the Company, the Partnership or to the Sole Member for its good faith reliance on the provisions this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of an Indemnitee otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Indemnitee.

Section 9.2 Liability and Exculpation.

(a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Company, the Partnership, the Sole Member or any Assignee, for losses sustained or liabilities incurred as a result of any act or omission of an Indemnitee unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or gross negligence or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was criminal.

(b) An Indemnitee shall be fully protected in relying in good faith upon the books and records of the Company, the books and records of the Partnership, and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Indemnitee believes are within such other Person’s professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses or any other facts pertinent to the existence and amount of assets from which distributions to the Sole Member might properly be paid.

Section 9.3 Indemnification.

(a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided, that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 9.3, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or gross negligence or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful.

(b) To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to this Section 9.3 in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to a determination that the Indemnitee is not entitled to be indemnified upon receipt by the Company of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 9.3.

(c) The Company may purchase and maintain insurance, to the extent and in such amounts as the Company determines to be reasonable, on behalf of Indemnitees and such other Persons as the Company shall determine, against any liability that may be asserted against or expenses that may be incurred by any such Indemnitees or other Persons in connection with the activities of the Company or such Indemnitees. The Company may enter into indemnity contracts with Indemnitees or other Persons and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations and containing such other procedures regarding indemnification as the Board determines are necessary or appropriate.

(d) The indemnification provided by this Section 9.3 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any consent by the Sole Member, as a matter of law or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

ARTICLE X

TAXES

Section 10.1 Tax Returns. The Sole Member shall prepare and timely file (on behalf of the Company) all federal, state and local Tax Returns required to be filed by the Company. The Sole Member shall furnish to the Company all pertinent information in its possession relating to the Company’s operations that is necessary to enable the Company’s Tax Returns to be timely prepared and filed. The Company shall bear the costs of the preparation and filing of its Tax Returns. The Sole Member shall take no other action with respect to the Company’s Taxes without the authorization of the Board, other than such action as may be required by applicable law or permitted by this Agreement. Any cost or expense incurred by the Sole Member in connection with duties with respect to Company’s Taxes, including the preparation for or pursuance of administrative or judicial proceedings, shall be paid by the Company.

Section 10.2 Tax Elections.

(a) The Company shall make the following elections on the appropriate tax returns:

(i) to adopt the calendar year as the Company’s fiscal year;

(ii) to adopt the accrual method of accounting; and

(iii) any other election the Board determines to be necessary or appropriate.

(b) The Company shall be treated as an entity disregarded as separate from the Sole Member pursuant to Treasury Regulation § 301.7701-3. Neither the Company nor the Sole Member shall make an election for the Company to be regarded as an association or corporation for federal income tax purposes and no provision of this Agreement shall be construed to sanction or approve such an election.

ARTICLE XI

[RESERVED]

ARTICLE XII

BOOKS OF ACCOUNT, RECORDS AND REPORTS

Section 12.1 Preparation and Maintenance of Books and Records. The Company shall prepare and maintain records and books of account covering such matters relative to the Company’s business as are usually entered into records and books of account maintained by limited liability companies engaged in businesses of like character. The Company’s books and records shall be maintained in accordance with partnership accounting practices and procedures and shall incorporate such method of tax accounting as the Board determines is permissible and would be in the best interests of the Company.

Section 12.2 Company Documentation Requirements. The Company shall keep at its principal office the following:

(a) A current list of the full name and last known business or residence address of the Sole Member and each Assignee (if any) set forth in alphabetical order together with the capital contribution of the Sole Member and each Assignee;

(b) Copies of the Company’s federal, state and local income tax or information returns and reports, if any, for the six most recent taxable years;

(c) A copy of the Certificate of Formation and all amendments thereto;

(d) Copies of this Agreement and all amendments thereto;

(e) The books and records of the Company as they relate to the business affairs and operations of the Company for the current and the four most recent fiscal years; and

(f) Any other books and records that the Company is required to maintain under the Act or other applicable law.

Section 12.3 Fiscal Year. The Fiscal Year of the Company shall be the calendar year unless, for U.S. federal income tax purposes, another fiscal year is required. The Company shall have the same fiscal year for U.S. federal income tax purposes and for accounting purposes.

Section 12.4 Company Funds. The funds of the Company shall be deposited in such bank account or accounts, or invested in such interest-bearing or non-interest-bearing investments, as shall be designated by the Board. All withdrawals from any such bank accounts shall be made by the duly authorized agent or agents of the Company.

Section 12.5 Statements.

(a) The Company shall cause to be prepared at least annually, at Company expense, the information related to the Company’s business activities necessary for the preparation of the Sole Member’s federal and state income tax returns, and upon the written request of the Sole Member, the Company shall send or cause to be sent such information relevant for the Sole Member to the Sole Member within 90 days after the end of each taxable year, unless the Company reasonably determines there is good reason to defer the sending of such information, but in no event shall such information be sent to the Sole Member later than 180 days after the end of the taxable year. If the Company deems it required or desirable, a copy of the Company’s federal, state and/or local income tax or information returns for that year shall also be sent to the Sole Member along with such information.

(b) The Company shall provide to the Sole Member such annual or other periodic reports on its business and financial affairs as may be required under the Act, other applicable law, or as otherwise deemed appropriate by the Board.

(c) In addition to the information, reports and statements furnished to the Sole Member pursuant to Sections 12.5(a) and 12.5(b), the Company shall obtain an annual audit of the Company certified to by an independent certified public accountant, which shall be transmitted by the Company to the Sole Member within three months after the close of each Fiscal Year, containing, at a minimum:

(i) a balance sheet of the Company as of the beginning and close of such Fiscal Year;

(ii) a statement of Company profits and losses for such Fiscal Year; and

(iii) a statement of the Sole Member’s capital account as of the close of such Fiscal Year, and changes therein during such Fiscal Year.

ARTICLE XIII

DISSOLUTION AND TERMINATION OF THE COMPANY

Section 13.1 Dissolution. The death, dissolution, bankruptcy, expulsion or removal of the Sole Member shall not cause the dissolution of the Company, and upon any such event the business of the Company shall continue to be conducted pursuant to the terms of this Agreement. The Company shall be dissolved and its affairs wound up on the happening of any of the following events (herein each a “Dissolution Event”):

(a) By an election by the Sole Member to dissolve the Company;

(b) The entry of a decree of judicial dissolution of the Company pursuant to Section 18-802 of the Act; or

(c) The occurrence of any event that makes it unlawful for the business of the Company to be carried on or for the Sole Member to carry on such business in a limited liability company form.

Section 13.2 Winding Up and Liquidation. Upon the occurrence of a Dissolution Event, the Sole Member (the “Liquidator”) shall cause a full accounting of the assets and liabilities of the Company to be taken and shall cause the assets to be liquidated and the business of the Company to be wound up as promptly as possible. To the extent permitted by the Act, the proceeds of such liquidation shall be applied, first, to creditors in satisfaction of liabilities of the Company (whether by payment or by making of reasonable provision for payment), including any loans to the Company by the Sole Member, and any remaining assets of the Company shall be distributed in accordance with Section 4.3. The Sole Member shall continue to share distributions, profits, losses and allocations during the period of liquidation in accordance with Articles III and IV. Except as otherwise authorized by the Board, the Liquidator shall not be entitled to any special compensation for serving as the liquidator of the Company.

Section 13.3 No Recourse. The Sole Member shall look solely to the assets of the Company for the return of its Capital Contributions. No holder of an interest in the Company shall have any right to demand or receive property other than cash upon dissolution, winding up and termination of the Company.

Section 13.4 No Deficit Contribution Obligation. The Sole Member shall have no any obligation, upon a liquidation, to make any Capital Contribution for purposes of eliminating or diminishing any negative balance in the Sole Member’s capital account.

ARTICLE XIV

AMENDMENTS; POWER OF ATTORNEY

Section 14.1 Amendments Generally. Subject to Section 14.2, any provision of this Agreement may be amended pursuant to any amendment that is approved by the Sole Member.

Section 14.2 Certain Amendments. Any amendment to Sections 7.2(b) and 7.11, as it pertains to the designation of or removal of the Founder Director or to the definition of “Founders”, shall require the prior written consent of the Founder Director.

ARTICLE XV

MISCELLANEOUS

Section 15.1 No Registration of Units. The Sole Member acknowledges that the Units held by the Sole Member may be securities and that such Units have been issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), or registration or qualification under any state securities or “Blue Sky” laws, in reliance on exemptions from those registration and qualification provisions. The Sole Member also agrees that, in the absence of an applicable exemption from registration and qualification, neither the Units, nor any interest therein may be transferred without registration under the Securities Act and registration or qualification under applicable state securities or “Blue Sky” laws.

Section 15.2 Exhibits. Each of the Schedules and Exhibits attached to this Agreement are incorporated herein by reference and expressly made a part of this Agreement for all purposes. References to any Schedules and Exhibit in this Agreement shall be deemed to include this reference and incorporation.

Section 15.3 Severability. If any provision of this Agreement or portion thereof, or the application of such provision or portion thereof to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision or portion thereof to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

Section 15.4 Successors and Assigns. Except as otherwise herein provided, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs executors, administrators and successors, and all other persons hereafter having or holding an interest in this Company, whether as Assignees, Transferees, Additional Members or otherwise.

Section 15.5 Governing Law. This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the internal laws, and not the laws pertaining to choice or conflict of laws, of the State of Delaware. The Sole Member consents to the exclusive jurisdiction of the federal and state courts located in Wilmington, Delaware with respect to any litigation arising under or related to this Agreement. All Units and the certificates representing the same shall be deemed a “security” or “securities” governed by Article 8 of the Uniform Commercial Code, as in effect from time to time in all relevant jurisdictions.

Section 15.6 Counterparts. This Agreement may be executed by original or facsimile signature in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

Section 15.7 No Third Party Beneficiaries. Except for the rights of an Indemnitee, the provisions of this Agreement shall not be for the benefit of, nor shall they be enforceable by, any Person who is not an Assignee or a party to this Agreement.

Section 15.8 Notices. Except as expressly provided otherwise in this Agreement, all notices, requests, or consents provided for or permitted to be given under this Agreement must be in writing and must be given either by depositing that writing in the United States mail, addressed to the Person, postage prepaid, and registered or certified with return receipt requested, or by delivering that writing to the Person in person, by courier, or by facsimile transmission. If mailed or delivered by courier, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, or when deposited with a reputable overnight courier, addressed to the Person at its address as it appears in the records of the Company. If given by facsimile transmission, such notice shall be deemed to be given when upon receipt of confirmation of a successful facsimile transmission to the facsimile number of the Person as it appears in the records of the Company. If given personally or otherwise than by mail, courier or facsimile transmission, such notice shall be deemed to be given when either handed to the Person or delivered to the Person’s address as it appears in the records of the Company. All notices, requests, and consents to be given to the Sole Member must be sent or delivered to the address given for the Sole Member as reflected in this Agreement or such other address as the Sole Member may specify by written notice to the Company. Whenever any notice is required to be given by law or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Section 15.9 Entire Agreement; Interpretation. This Agreement contains the entire understanding between the parties with respect to the subject matter hereof and supersedes any prior understandings between them with respect to said subject matter, and specifically, but without limiting the foregoing, supercedes and replaces that certain Amended and Restated Limited Liability Company Agreement of StoneMor GP LLC dated as of September 20, 2004, as amended from time to time. There are no representations, agreements, arrangements or understandings, oral or written, between and among the parties hereto relating to the subject matter of this Agreement that are not fully expressed herein. This Agreement is not to be interpreted for or against the Sole Member or the Company, and no Person will be deemed the draftsperson of this Agreement.

(SIGNATURE PAGES FOLLOW)

IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Limited Liability Company Agreement effective as of the Effective Date.

SOLE MEMBER:

STONEMOR GP HOLDINGS LLC

By:	/s/ Lawrence Miller
Name:	Lawrence Miller
Title:	President and Chief Executive Officer

SCHEDULE A

SOLE MEMBER

Name & Address	Number and Class of Units
StoneMor GP Holdings LLC	100 Class A Units

EXHIBIT A

NON-NEGOTIABLE UNIT CERTIFICATE FOR

UNITS IN STONEMOR GP LLC

“This Certificate and the Units represented hereby are subject to a certain Second Amended and Restated Limited Liability Company Agreement dated as of May 21, 2014, and any amendment thereto, a copy of which agreement is on file at the principal place of business of the Company, and, except as otherwise provided in said agreement, any sale, gift, pledge, assignment, bequest, transfer, transfer in trust, mortgage, alienation, hypothecation, encumbering or disposition of Units in any manner whatsoever, voluntarily or involuntarily, including, without limitation, any attachment, assignment for the benefit of creditors or transfer by operation of law or otherwise, or any transfer as a result of any voluntary or involuntary legal proceedings, execution, sale, bankruptcy, insolvency, or otherwise of this Certificate or the Units represented hereby in violation of said agreement shall be invalid.”

Certificate No.	Class A Units

StoneMor GP LLC, a Delaware limited liability company (the “Company”), hereby certifies that             (the “Holder”) is the registered owner of the above referenced Units in the Company. This Certificate is issued pursuant to the Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of May 21, 2014, as the same may be amended, modified or supplemented from time to time (the “Limited Liability Company Agreement”). The rights, powers, preferences, restrictions and limitations of the Units represented hereby are set forth in, and the Certificate and the Units represented hereby are issued and shall in all respects be subject to, the terms and provisions of, the Limited Liability Company Agreement. THE UNITS REPRESENTED BY THIS CERTIFICATE ARE NONTRANSFERABLE EXCEPT AS EXPRESSLY PROVIDED IN THE LIMITED LIABILITY COMPANY AGREEMENT. By acceptance of this Certificate for the above referenced Units, and as a condition to being entitled to any rights and/or benefits with respect to the Units evidenced hereby, the Holder hereof (including any transferee hereof) is deemed to have agreed, whether or not such Holder is admitted to the Company as a member of the Company with respect to the Units evidenced hereby, to comply with and be bound by all the terms and conditions of the Limited Liability Company Agreement.

Date:	StoneMor GP LLC

By:
Name:
	Title:	President and Chief Executive Officer

By:
Name:
	Title:	Secretary or Assistant Secretary